COMPLETION GUARANTY


         This COMPLETION GUARANTY (this "Guaranty"), dated as of the 24th day of August 1999, made by BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation, having offices at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601 ("Guarantor"), for the benefit of KEY CORPORATE CAPITAL INC,. a Michigan corporation having administrative offices at 127 Public Square, Cleveland, Ohio 44114-1306 ("KCCI"), as the Agent (the "Agent") for the Lenders, including KCCI, who are or hereafter become parties to the Loan Agreement (hereinafter defined), each of which, including KCCI, is hereinafter referred to as a "Lender" or the "Lenders".

         All capitalized terms appearing and not defined herein shall have the meanings ascribed to them in the Building Loan Agreement and/or the Soft Cost Loan Agreement, as may be amended from time to time, each of even date herewith (together, the "Loan Agreement"), among AH BATTERY PARK OWNER, LLC, an Ohio limited liability company (the "Borrower"), the Lenders named therein, and the Agent.


                              W I T N E S S E T H:

         WHEREAS, the Borrower is the actual, beneficial and record ground lessee of a certain tract of land consisting of approximately .449 acres located in the Borough of Manhattan, City and State of New York, known by the street address 455 North End Avenue, New York, New York, which is more particularly described in Exhibit A attached hereto (the "Land");

         WHEREAS, the Borrower has requested the Lenders to make loan advances (collectively, the "Loan") to it in the aggregate principal amount of up to FORTY NINE MILLION ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($49,125,000.00) (the "Maximum Loan Amount"), to be used to finance Hard Costs and Soft Costs of the Borrower's construction of the Improvements described in the Loan Agreement, which include an independent living/assisted living complex to be known as The Hallmark at Battery Park City containing approximately 218 units and approximately 219,615 square feet of floor area (as said term is defined in the Zoning Resolution of the City of New York) to be built on the Land in accordance with the Building Loan Agreement, and in compliance with the Plans and all Requirements;

         WHEREAS, the Loan will be advanced by the Lenders to the Borrower upon the Borrower's compliance with, and subject to, the terms, conditions and limitations of the Loan Agreement;

         WHEREAS, the Loan will be evidenced by the Notes and secured by, among other things, the Mortgage;

         WHEREAS, the Guarantor is an Affiliate of the developer of the Project, Brookdale Living Communities of New York - BPC, Inc. (the "Developer"), and both Developer and Guarantor will derive substantial benefit from the making of the Loan;

         WHEREAS, pursuant to the Loan Agreement, the Borrower is required, among other things, to construct and achieve Completion of the Improvements and to install certain fixtures, furnishings and equipment and other personalty in accordance with the Plans and the terms of the Loan Agreement;

         WHEREAS, to induce the Lenders to make the Loan pursuant to the Loan Agreement, to accept the Notes and to cause the Agent to accept the Mortgage, the Borrower has agreed to procure and deliver this


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Guaranty to be executed by the  Guarantor  and to be binding upon the  Guarantor and its respective successors and assigns;

         WHEREAS, the Lenders are unwilling to extend credit to the Borrower unless this Guaranty is executed by the Guarantor and delivered to the Agent; and

         WHEREAS it is a condition to the obligations of the Lenders to make advances of the Loan to the Borrower pursuant to the Loan Agreement that this Guaranty is executed by the Guarantor and delivered to the Agent;

         NOW, THEREFORE, in consideration of the Loan to the Borrower, in order to induce the Lenders and the Agent to execute and deliver the Loan Agreement, the Lenders to accept the Notes, and the Agent to accept the Mortgage, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor, for itself, its successors and assigns, hereby covenants and agrees with the Agent for the benefit of the Agent and the Lenders, and their respective successors and assigns, as follows:

         1. Guaranty. Subject to the Lenders' obligation to continue to make advances to the extent they are secured by the Lien of the Mortgage as provided in Section 4 hereof, the Guarantor, as a primary obligor and not merely as a surety, absolutely, unconditionally and irrevocably guaranties to the Agent and the Lenders (the matters hereinafter set forth in (a) through (d) of this Section 1, and in Sections 2 and 3, shall collectively be defined as the "Guaranty Obligations") that:

                (a)      The   Borrower   shall   achieve   Completion   of  the
         Improvements on or before the Completion Date (including, without limitation, the requirement that a temporary certificate of occupancy be obtained), free and clear of all mechanics' liens and other charges relating to the construction and Completion of the Improvements, in compliance with the Plans, the applicable provisions of the Loan Agreement and all Requirements and shall perform its obligation to maintain either a temporary Certificate of Occupancy or permanent Certificate of Occupancy in full force and effect at all times after the same has been issued;

                (b) The Borrower shall fully and punctually comply with the Loan Balancing provisions of Section 2B.7(A) of the Loan Agreement;

                (c) The Borrower shall fully and punctually pay and discharge any and all costs and expenses and liabilities incurred for or in connection with the construction, equipping, furnishing and Completion of the Improvements, when and as the same may become due and payable, and also pay and discharge any and all claims and demands for labor and materials used and services rendered for or in connection with the construction and Completion of the Improvements and/or the installation of all items of fixtures, furnishings and equipment and other personalty in connection therewith; and

                (d) The Land, the Improvements and the installation of fixtures, furnishings and equipment and other personalty in connection therewith shall be and remain free and clear of any and all Liens and claims from any and all persons or entities furnishing materials, labor or services for or in connection with the construction, equipping, furnishing or Completion of the Improvements and/or the installation of all items of fixtures, furnishings and equipment and other personalty in connection therewith, subject to (i) the Permitted Encumbrances and any Liens permitted under the Building Loan Agreement and (ii) Borrower's right to contest any such Liens as set forth in the Loan Documents.

         2. Indemnity, Reimbursement and Performance. For the purposes of this Guaranty: "Completion" shall mean and be deemed to have occurred upon the occurrence of all of the following: (i) the Improvements comprising the Project shall be fully paid and 100% complete in accordance with the Plans, all Requirements and the requirements of the Ground Lease, all as determined by Agent and Agent's Architect in accordance with the procedure set forth in
Section 2B.2 of the Loan Agreement; (ii) all on-site and off-site

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improvements,  including,  without limitation, all utility services and fixtures and equipment required for access to and operation of the Improvements shall be 100% complete; (iii) a temporary certificate of occupancy for the full use and occupancy of the entire Premises (and provided that Borrower shall proceed as expeditiously as possible to secure the final Certificate of Occupancy, in any event within two (2) years of issuance of the temporary certificate of occupancy) or its equivalent issued by the applicable governmental authority for the Improvements comprising the Project, and all other reasonable evidence that the City of New York and/or the Battery Park City Authority have acknowledged the completion of all work required by it to meet all legal requirements and the
requirements  under  the  Ground  Lease,  as  applicable,   including,   without
limitation, all zoning and building requirements; (iv) all Permits and Licenses,
if  any,   required  for  the  operation  of  the  Project  as  an   independent
living/assisted living complex under all applicable legal requirements have been issued; (v) all of the requirements set forth in Section 6.4 of the Building Loan Agreement for the final disbursement of Hard Costs shall have been satisfied; (vi) the opening of the Project shall have been scheduled to occur within thirty (30) days, and "Completion Date" shall mean the date that occurs eighteen (18) calendar months after the Closing Date, subject to extension for Force Majeure (it being expressly understood, however, that the Maturity Date shall not be extended by reason of Force Majeure).

                In the event that (a) the Borrower does not fully perform the Guaranty Obligations, (b) the Completion of the Improvements or the installation of all items of fixtures, furnishings and equipment and other personalty in connection therewith are not accomplished on or before the Completion Date, or
(c) the Improvements and/or the installation of all items of fixtures, furnishings and equipment and other personalty are not paid for in full or free of all Liens, claims and demands upon the Completion thereof and after the expiration of all applicable periods during which Liens therefor may be recorded (except for the lien of the Mortgage, Permitted Encumbrances and other Liens permitted under the Building Loan Agreement), subject to the Borrower's right to contest any such Liens as set forth in the Loan Documents, then:

                (x) The Guarantor shall, upon demand by the Agent, perform the Guaranty Obligations, and complete or cause the completion of the construction, furnishing and equipping of the Improvements, and/or the installation of fixtures, furnishings and equipment and other personalty in accordance with the Plans, all Requirements and this Guaranty, as applicable;

                (y) In the event that the Guarantor fail to commence performance under subsection (x) immediately preceding within ten (10) Domestic Business Days of the Agent's demand and diligently prosecute such performance, and if the Agent shall (i) cause any construction, furnishing or equipping of the Improvements and/or the installation of all items of fixtures, furnishings and equipment and other personalty in connection therewith, (ii) pay any costs in connection with the construction, furnishing or equipping of the Improvements and/or the installation of all items of fixtures, furnishings and equipment and other personalty in connection therewith, or (iii) cause any such Lien, claim or demand to be released or paid, then the Guarantor shall promptly reimburse the Agent within ten (10) Domestic Business Days after demand, for all sums paid and all costs and expenses incurred by the Agent in connection therewith; and

                (z) The Guarantor will fully indemnify, defend and save the Agent and the Lenders harmless from all costs and damages (including reasonable attorney's fees and any diminution in value or loss of income attributable to the loss of any tenants) that the Agent or any Lender may suffer by reason of the Guarantor's failure to promptly and fully perform under subsections (x) and (y) above.

         3.     Projected Overruns/Loan Balancing. If at any time:

                (a) The actual or projected cost of completing all work represented by an individual line item of the Budget (including any Budget Reallocations permitted under Section 2B.14 of the Building Loan Agreement), as such cost is determined by the Agent, exceeds the amount set forth in the Budget for such individual line item plus amounts previously deposited by the Guarantor hereunder and/or by the Borrower under the Loan Documents with respect to such individual line item, but not yet applied; or

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                (b)      The  actual  or   projected   costs   associated   with
construction,   equipping,   furnishing   and   achieving   Completion   of  the
Improvements, as determined by the Agent, exceeds the sum of the undisbursed portion of the Loan plus amounts previously deposited by the Guarantor hereunder and/or by the Borrower under the Loan Documents, but not yet applied; or

                (c) The Borrower shall fail to timely and fully comply with its Loan balancing obligations under Section 2B.7(A) of the Building Loan Agreement; then:

the Guarantor shall, if the Borrower shall so fail to, within ten (10) Domestic Business Days after request by the Agent, deposit with the Agent cash in an amount sufficient to cover such deficiency. The Agent shall hold and apply such deposited cash for the purpose of meeting said excess costs when due, whether by payment to the Borrower or by payment directly to the party owed such amounts. The Lenders need not have advanced all Loan proceeds nor shall the Agent have released Retainage or contingency amounts before making such requests. Any determination as to estimated or actual Costs or the existence of a present or projected deficiency or the amount of same shall be made by the Agent and the Agent's Architect in its sole discretion.

         4. Lender's Exercise of Rights Hereunder. Notwithstanding any Lender's right to cease funding to the Borrower upon the occurrence of a default pursuant to the terms of the Loan Agreement, in the event the Agent shall have called upon the Guarantor under this Guaranty to complete the Improvements, and said call upon Guarantor has not been rescinded by Agent, and provided that the Guarantor has made whatever deposits are required by Section 1(c) or Section 3 hereof and provided further that there are no continuing uncured defaults by the Guarantor hereunder or under any other Loan Document, the Lenders shall continue to make Advances under the Loan Agreement (for the benefit of the Borrower and the Guarantor) in accordance with the terms thereof, notwithstanding any default or Event of Default by the Borrower under any Loan Document, provided that any such Advances shall be secured, on a first priority basis (subject only to Permitted Encumbrances and other Liens permitted under the Building Loan Agreement), by the Lien of the Mortgage. The Guarantor covenants and agrees that in consideration of the Lenders' making such Advances under the Loan Agreement for the purpose of completing the Improvements, the Guarantor will comply, or will cause the Developer and/or Borrower to comply, with all terms and conditions of the Loan Agreement relative to any such Loan Advances to be made by the Lenders. Nothing contained herein shall preclude the Agent's or any Lender's right to require strict compliance with the terms of the Loan Agreement by the Borrower.

         5. Representations, Warranties and Covenants of the Guarantor. The Guarantor hereby represents, warrants and covenants:

                (a) The Guarantor is a corporation duly organized and validly existing under the laws of the State of Delaware and has full power and authority to consummate the transactions contemplated hereby.

                (b) This Guaranty, the Payment Guaranty, the Operating Deficit Guaranty, and the Environmental Indemnity Agreement have been duly executed and delivered by the Guarantor and constitute the valid and binding obligations of the Guarantor and are enforceable against the Guarantor in accordance with their respective terms.

                (c) Guarantor is not insolvent (as such term is defined in the Bankruptcy Code), and Guarantor will not be rendered insolvent by execution of this Guaranty or any other Loan Document to which it is a party or by the consummation of the transactions contemplated thereby.

                (d) The consummation of the transactions contemplated hereby and the performance by the Guarantor of the Guarantor's obligations under this Guaranty, the Payment Guaranty, the Operating Deficit Guaranty, the Environmental Indemnity Agreement or any other Loan Document to which the Guarantor is a party will not result in any breach of, give rise to a lien under, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, partnership agreement,

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         corporate  charter,  by-laws or other  agreement or instrument to which the Guarantor is a party or by which it may be bound or affected.

                (e) The Financial Statements delivered by the Guarantor to the Agent at or prior to the Closing fairly and accurately present the financial condition of the Guarantor as of the date thereof, and no material adverse change has occurred in the financial condition reflected therein since the date thereof. The Financial Statements have been prepared in accordance with sound accounting methods, principles and standards consistently applied and do not omit facts, the omission of which would make such Financial Statements materially misleading.

                (f) Except as disclosed on Schedule 1 annexed hereto and made a part hereof, there are no actions, suits or proceedings involving claims in excess of $1,000,000 pending, or to the best knowledge of the Guarantor threatened, against or affecting the Guarantor or the Premises, or involving the validity or enforceability of the Mortgage, or the priority of the liens thereof, at law or in equity, before or by any Governmental Authority; and the Guarantor is not operating under or subject to, in default of, or in violation with respect to, any order, writ, injunction, decree or demand of any court or any Governmental Authority involving claims in excess of $1,000,000 that reasonably could materially and adversely affect its ability to perform its obligations hereunder.

                (g) The Guarantor shall promptly provide the Agent with written notice of any pending or threatened litigation against the Guarantor or the Premises, with respect to which an adverse decision is reasonably likely involving claims in excess of $1,000,000; or the commencement against the Guarantor or the Premises of any proceedings or investigations by a governmental or regulatory agency involving claims in excess of $1,000,000 that reasonably could materially and adversely affect its ability to perform its obligations hereunder.

                (h) There is no default on the part of the Guarantor under or with respect to this Guaranty, the Payment Guaranty, the Environmental Indemnity Agreement or any other Loan Document to which the Guarantor is a party, and no event has occurred and is continuing which with the giving of notice and the passage of time would constitute a default on the part of Guarantor under any of the aforesaid documents.

                (i) The Guarantor does not have any counterclaims, offsets or defenses with respect to the Loan or with respect to its obligations under this Guaranty, the Payment Guaranty, the Operating Deficit Guaranty, the Environmental Indemnity Agreement, the Notes or any other Loan Document to which it is a party.

                (j) The Guarantor will not join in any action, or consent to amend, terminate or modify the organizational documents of the Borrower without the prior written consent of the Agent.

                (k) The Guarantor will promptly comply with all conditions of this Guaranty and the other Loan Documents with which the Guarantor is required to comply. The Guarantor will promptly and fully respond to any inquiry of the Agent made with respect to the Loan, the Land, the Improvements, or any of the matters covered by this Guaranty.

                (l) The Guarantor will not modify or amend or terminate (other than by full performance thereof) any Loan Document without the prior written consent of the Agent.

                (m) The Guarantor agrees to pay within ten (10) Domestic Business Days of any written demand by the Agent to Guarantors, all expenses (including, without limitation, reasonable legal expenses) of, or incidental to, or in any way relating to the enforcement or protection of the rights of the Agent or the Lenders hereunder.

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                (n)      The  Guarantor  is  deriving  or  expects  to  derive a
         financial or other advantage from each and every obligation incurred by the Borrower to the Agent or the Lenders.

                (o) The Guarantor hereby acknowledges receipt of copies of, and hereby approves, the Plans, the Mortgage, the Loan Agreement and the other Loan Documents.

                (p) The Guarantor shall execute and deliver to the Agent, from time to time, such other documents as shall be reasonably necessary to give full effect to the rights and remedies granted or provided by this Guaranty.

                (q) The Guarantor shall furnish to the Agent (i) quarterly internally-prepared Financial Statements, certified by an officer of the Guarantor, within forty-five (45) days after the end of each calendar quarter, (ii) annual audited Financial Statements, certified by an officer of the Guarantor within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, (iii) quarterly internally-prepared certificates evidencing that the Guarantor's net worth is equal to at least $70,000,000, certified by an officer of the Guarantor, within forty-five days after the end of each calendar quarter, (iv) quarterly internally-prepared certificates evidencing that the Guarantor has Liquid Assets equal to at least $5,000,000, certified by an officer of the Guarantor, within forty-five (45) days after the end of each calendar quarter, and (v) such other financial information relating to the Guarantor as may be reasonably requested from time to time by Agent.

                (r) The Guarantor has implemented a program to assess, remediate and mitigate the potential impact of the Year 2000 Issue throughout the Guarantor's company. The Guarantor's program has been structured to address its internal computer systems and applications, network services operations, facilities operations and third-party vendors and suppliers. The Guarantor believes that it is taking the necessary steps within its control to mitigate the potential impact of the Year 2000 Issue on the Guarantor and shall continue to do so.

         6. Defaults. The following shall constitute a default hereunder (each, an "Event of Default"):

                (a) if the Guarantor shall (after ten (10) Domestic Business Days have elapsed from date of written notice to Guarantor) fail to timely perform, or cause to be timely performed, any Guaranty Obligation within the period provided for performance by the Guarantor hereunder;

                (b) if the Guarantor shall (after ten (10) Domestic Business days have elapsed from date of written notice to Guarantor) fail to comply with any of the covenants made by it in this Guaranty (including, without limitation, the provisions of Section 25 hereof) or in any other Loan Document, including, without limitation, the Payment Guaranty, or if at any time any representation or warranty made by the Guarantor to the Agent or the Lenders in this Guaranty or in any other Loan Document or in any certificate or statement delivered in connection herewith shall be false or misleading to an extent deemed by the Agent to be material, and, in any case, all required notices have been given and all applicable cure periods have expired;

                (c) if at any time the Guarantor shall revoke, or attempt to revoke, this Guaranty;

                (d) if at any time Guarantor's minimum net worth is not equal to at least $70,000,000, or if at any time Guarantor's minimum liquidity in the form of Liquid Assets (as that term is defined in the Payment Guaranty) is not equal to at least $5,000,000;

                (e) if the Guarantor shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) admit in writing its inability to pay its debts as they become due,
         (iv) file a voluntary petition in bankruptcy, (v) become insolvent as defined in the Bankruptcy Code, (vi) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of

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         debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (vii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property, (viii) be the subject of any such proceeding commenced against it which remains undismissed for a period of 60 days, (ix) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any
         order,   judgment  or  decree  approving  such  petition  in  any  such proceeding, or (x) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its property or if an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days;

                (f) if an order for relief is entered under the Bankruptcy Code or any other decree or order is entered by a court of competent jurisdiction (i) adjudicating the Guarantor bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Guarantor or of any substantial part of its property, or (iv) ordering the winding up or liquidation of the affairs of the Guarantor and any such decree or order continues unstayed and in effect for a period of 60 days; or

                (g) If the Guarantor shall (after ten (10) days have elapsed from date of written notice to Guarantor) fail to make any payment or deposit required by this Guaranty.

         7. Remedies. Upon the occurrence of a default hereunder, in addition to any other remedy provided for under this Guaranty or at law or in equity, the Guarantor hereby authorizes the Agent, in the Agent's sole discretion, at any time, to foreclose nonjudicially or judicially against any real or personal property security of Borrower or Guarantor it holds for the Guaranty Obligations or any part thereof (it being understood that Guarantor is not required to secure this Guaranty with any assets of Guarantor), or exercise any other remedy against the Guarantor or any security.

         8. Equitable Relief; Specific Performance. The Guarantor acknowledges and agrees that it may be impossible to measure accurately the damages to the Lenders resulting from a breach of the Guarantor's covenant to complete, equip and install, or to cause the completion of the construction, equipping and installation of, the Improvements and the fixtures, furnishings and equipment and other personalty and the failure to satisfy the Guaranty Obligations and that such a breach will cause irreparable injury to the Lenders and that the Lenders may not have an adequate remedy at law in respect of such breach and, as a consequence, agrees that such covenant shall be specifically enforceable against the Guarantor and hereby waives and agrees not to assert any defense against an action for specific performance of such covenant. This clause shall not prejudice any Lender's rights to assert any and all claims for damages incurred as a result of the Guarantor's default hereunder, and the Agent, for the ratable benefit of the Lenders, may, before, during, or after any foreclosure of the Mortgage, hold the Guarantor liable for any deficiency arising from the Guarantor's default hereunder and for all losses and damages sustained and expenses incurred by reason of the Borrower or the Guarantor failing to construct, furnish, equip and achieve timely lien-free Completion of the Improvements, furnishings and equipment in accordance with this Guaranty and the Loan Agreement, including, without limitation, any and all costs associated with such Completion.

         9. Waiver of Election of Remedies. The Guarantor waives (to the extent permitted by law) any right to require or compel the Agent or any Lender to (a) proceed against the Borrower or any other guarantor; (b) proceed against the Collateral or any other security for the Loan or the Guaranty Obligations; or (c) pursue any other remedy in the Agent's or any Lender's power whatsoever; and failure of the Agent or any Lender to do any of the foregoing shall not exonerate, release or discharge the Guarantor from its absolute, unconditional and independent liabilities to the Agent and the Lenders hereunder. The Guarantor hereby waives (to the extent permitted by law) any and all legal requirements that the Agent or any Lender shall institute any action or proceedings at law or in equity against the Borrower or anyone else in respect of the Loan or the Loan

Agreement or any other Loan Document or resort to or seek to realize upon the security held by the Agent or any of the Lenders, as a condition precedent to bringing an action against the Guarantor upon this Guaranty.

         10. Right of Separate Actions. The Agent may bring and prosecute a separate action against the Guarantor to enforce its liabilities hereunder, whether or not any action is brought against any other person and whether or not any other person is joined in any such action or actions. Nothing shall prohibit the Agent or any Lender from exercising its rights against any guarantor, the Borrower, any security for the Guaranty Obligations or the Notes, or any other person, simultaneously, jointly and/or severally. The Guarantor shall be bound by each and every ruling, order and judgment obtained by the Agent or any Lender against the Borrower in respect of the Loan and the Loan Documents, whether or not the Guarantor is a party to the action or proceeding in which such ruling, order or judgment is issued or rendered.

         11. Waiver of Rights of Subrogation. The Guarantor hereby irrevocably waives any rights to be subrogated to the rights of the Agent or any of the Lenders with respect to the Guaranty Obligations and the Notes or any other Loan Document. The Guarantor hereby agrees that it will not institute or take any action seeking reimbursement against the Borrower or any other guarantor until such time as the Agent and the Lenders shall have received payment in full in cash in satisfaction of all the obligations of the Borrower under the Notes and the other Loan Documents. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent or any Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. The foregoing provision is not intended to limit the Guarantor's rights under the Development Agreement or the Management Agreement, provided all relevant provisions of the Loan Agreement relative to Guarantor's exercise of said rights are satisfied.

         12.    Waiver of Notice, Consent, etc.

         (a) This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of completion.

         (b) The Guarantor hereby waives acceptance and notice of acceptance of this Guaranty by the Agent or any of the Lenders and notice of presentment, demand, protest, notice of protest and of dishonor, notices of default and all other notices relative to this Guaranty of every kind and description now or hereafter provided by any agreement between the Borrower and the Agent or any of the Lenders or any statute or rule of law except those specifically required by this Guaranty.

         (c) Except for any notices to Guarantor specifically required by any of the Loan Documents, the Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the obligations of the Borrower under any of the Loan Documents (with the exception of (i) changes in the interest rate, other than fluctuations in the Prime Rate or Applicable LIBOR Rate or a change to the Default Rate pursuant to the terms of the Notes or Loan Agreement,
(ii) changes in the Maturity Date unless extended in accordance with Section 2A.11 of the Loan Agreement or unless accelerated by the Agent pursuant to the terms of the Loan Agreement, (iii) changes in the Maximum Loan Amount, and (iv) changes in the amount of payments of principal and/or interest as scheduled), or of the reliance by the Agent or any of the Lenders upon this Guaranty or any other Loan Document. The obligations of the Borrower under any of the Loan Documents, and each of them, shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Guaranty and all dealings between the Borrower, the Agent or any of the Lenders shall likewise be conclusively presumed to have been made or consummated in reliance upon this Guaranty.

         (d) The Guarantor hereby agrees that the Plans and the conditions for advances, if any, and any other terms, covenants and provisions contained in the Loan Agreement, the Notes, the Mortgage or in any other Loan Document may be altered, extended, modified, waived, released or cancelled by the Agent or any of the Lenders, and the Guarantor agrees that this Guaranty and its liability hereunder shall be in no way affected, diminished or released by any such alteration, extension, modification, release, waiver or cancellation (with the exception of (i) changes in the interest rate, other than fluctuations in the Prime Rate or Applicable LIBOR Rate or a change to the Default Rate pursuant to the terms of the Notes or Loan Agreement, (ii) changes in the Maturity Date unless extended in accordance with Section 2A.11 of the Loan Agreement or unless accelerated by the Agent pursuant to the terms of the Loan Agreement, (iii) changes in the Maximum Loan Amount, and (iv) changes in the amount of payments of principal and/or interest as scheduled).

         13. Waiver of Priority of Collateral. The Guarantor hereby agrees that, in the event that any of its property is or may be hypothecated with property of the Borrower, as security for any obligations of the Borrower under any other Loan Document, any right of the Guarantor to have such other property of the Borrower first applied to the discharge of such obligations is hereby irrevocably waived by the Guarantor.

         14. No Discharge; Remedies Cumulative. The Guarantor shall not be discharged, released or exonerated, in any way, from its absolute, unconditional and independent liabilities hereunder, even though any rights or defenses which the Guarantor may have against the Agent or any of the Lenders or others may be destroyed, diminished or otherwise affected by:

                (a) any declaration by the Agent or any Lender of a default in respect of any of the obligations of the Borrower under any of the Loan Documents;

                (b) the exercise by the Agent or any Lender of any rights or remedies against the Borrower or any other person;

                (c) the failure of the Agent or any Lender to exercise any rights or remedies against the Borrower or any other person;

                (d) the sale or enforcement of, or realization upon (through judicial foreclosure, power of sale or any other means) any security for any of the obligations of the Borrower under any of the Loan Documents, or any security for any of the Guaranty Obligations, even though (i) recourse may not thereafter be had against the Borrower or any other person for any deficiency, or (ii) the Agent or any Lender fails to pursue any such recourse which might otherwise be available, whether by way of deficiency judgment following judicial foreclosure or otherwise;

                (e) any bankruptcy or reorganization of the Borrower or the voluntary or involuntary participation by the Borrower in any settlement or composition for the benefit of the Borrower's creditors either in liquidation, readjustment, receivership, bankruptcy or otherwise;

                (f) the release of any other guarantor by agreement, operation of law or otherwise; or

                (g) any such action by the Agent or any Lender which would release or limit the liability of the Guarantor to the Agent or any of the Lenders even if the effect of that action is to deprive the Guarantor of the right to collect reimbursement from the Borrower for any sums paid to the Agent or any Lender.

All rights and remedies of the Agent and the Lenders hereunder or under any of the Loan Documents shall be cumulative and may be exercised singularly or concurrently. The rights of the Agent and the Lenders under this Guaranty are in addition to and not in diminution of the rights of the Agent and the Lenders under any other Loan Document.

         15. Continuing Guaranty. Subject to the terms of Section 22 hereof, until all obligations of the Borrower to the Agent and the Lenders under the Loan Documents are fulfilled to the satisfaction of the Agent and the Lenders and each and every of the terms, covenants and conditions of this Guaranty are fully performed and the Loan are fully repaid, no Guarantor shall be released by any act or thing which might, but for this provision, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of the Agent or any Lender or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of the Guarantor or by reason of any further dealings between the Borrower and the Agent or any of the Lenders, whether relating to the Loan or otherwise, and the Guarantor hereby expressly waives and surrenders any defenses to its liability hereunder based upon any of the foregoing acts, omissions, things or agreements or waivers of the Agent or any of the Lenders; it being the purpose and intent of this Guaranty that the obligations of the Guarantor hereunder are absolute and unconditional under any and all circumstances. The Guarantor has also executed the Payment Guaranty and the Operating Deficit Guaranty in favor of the Agent and the Lenders and (a) payment or performance by the Guarantor of its obligations under this Guaranty shall not decrease the Guarantor's liability under the Payment Guaranty or the Operating Deficit Guaranty, and (b) payment or performance by the Guarantor under the Payment Guaranty or the Operating Deficit Guaranty shall not decrease or diminish the Guarantor's liability under this Guaranty.

         16.    Notices.   All   notices,   demands,   instructions   and  other
communications required or permitted to be given to or made upon any party hereto or any other person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or telegram (with messenger delivery specified in the case of a telegram), or by prepaid courier, and shall be deemed to be given for purpose of this Guaranty in regard to registered or certified mail, three (3) Domestic Business Days after mailing, and in regard to personal delivery, telegram, or prepaid courier, on the day that such writing is delivered. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the following persons at its addresses indicated below:

                  To Guarantor:

                           Brookdale Living Communities, Inc.
                           77 West Wacker Drive, Suite 4400
                           Chicago, Illinois 60601
                           Attention:       Darryl W. Copeland, Jr.
                           Telecopy:        (312) 977-3699

                           Brookdale Living Communities, Inc.
                           77 West Wacker Drive, Suite 4400
                           Chicago, Illinois 60601
                           Attention:       Robert J. Rudnik
                           Telecopy:        (312) 977-3769

                  To the Agent:

                           Key Corporate Capital Inc., as Agent
                           127 Public Square
                           Cleveland, Ohio 44114-1306
                           Attention:       Nancy A. Herman
                                            Vice President

                  with a courtesy copy to:

                           Jones, Day, Reavis & Pogue
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention:  Bernadette M. Mast, Esq.

                  with a courtesy copy to any Lender:

                           at its address specified in or pursuant
                           to the Loan Agreement

or at such other address as any of the persons identified above may from time to time designate by written notice given as herein required. Rejection or refusal to accept or inability to deliver because of changed addresses or because notice of changed address was given shall be deemed a receipt of such notice. Failure to provide a courtesy copy of any notice required hereunder shall not invalidate any notice otherwise given in accordance with this Section.

         If any day on which any notice, demand, instruction or other communication is given or sent by any party hereto is not a Domestic Business Day, such notice, demand, instruction or other communication shall be deemed to have been given or sent on the Domestic Business Day next succeeding such non-Domestic Business Day.

         17. Submission to Jurisdiction. (a) The Guarantor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of the State of New York, and appellate courts from any thereof, over any suit, action or proceeding arising out of or relating to this Guaranty. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Without limiting the Guarantor's right to appeal any such final judgment in accordance with applicable Requirements, the Guarantor agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Guarantor.

         (b) The Guarantor hereby irrevocably appoints CT Corporation System as its authorized agent to accept and acknowledge, on behalf of the Guarantor, service of any and all process which may be served in any suit, action or proceeding of the nature referred to above in any such court. The Guarantor represents and warrants that such agent has agreed in writing to accept such appointment and that the Guarantor has delivered to the Agent a true copy of such designation and acceptance. Said designation and appointment shall be irrevocable. If such agent shall cease so to act, the Guarantor covenants and agrees that it shall irrevocably designate and appoint without delay another such agent satisfactory to the Agent and shall promptly deliver to the Agent evidence in writing of such other agent's acceptance of such appointment.

         (c) Process may be served in any suit, action or proceeding of the nature referred to above (i) by the mailing of copies thereof by registered or certified air mail, postage prepaid return receipt requested, to the Guarantor at its address set forth above or to such other address of which the Guarantor shall have given written notice to the Agent, or (ii) without affecting the efficacy of any service made pursuant to clause (i) above, if the Guarantor shall not have filed an appearance within twenty-one days after the date of such mailing, by serving a copy thereof upon CT Corporation System, at its office at 1633 Broadway, New York, New York, as the Guarantor's agent for service of process. The Guarantor agrees that such service shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceedings and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Nothing in this Section shall affect the right of the Agent to serve process in any manner permitted by law or limit the right of the Agent to bring proceedings against the Guarantor in the courts of any other jurisdiction or jurisdictions.

         18. Entire Agreement; Modification and Waiver. This Guaranty, together with the Payment Guaranty, the Operating Deficit Guaranty and the Environmental Indemnity Agreement, represent the entire agreement between the Guarantor, on the one hand, and the Agent and the Lenders, on the other hand, with respect to the matters referred to herein and therein and no waiver or modification hereof or thereof shall be effective unless in writing and signed by the Agent and the Guarantor against whom enforcement of the same is sought. All approvals, consents and other actions by the Agent hereunder shall be given or taken by the Agent in accordance with the provisions regarding the Agent powers provided in the Loan Agreement (including any required instructions or consents by any specified percentage of Lenders or all Lenders). No Lender shall have any power to amend, discharge or terminate this Guaranty, all such actions being within the powers of the Agent (acting on behalf of the Lenders as provided in Article VII of the Loan Agreement). This Guaranty, the Payment Guaranty, the Operating Deficit Guaranty and the Environmental Indemnity Agreement are independent agreements and shall be so construed in accordance with their respective terms. The Payment Guaranty, the Operating Deficit Guaranty and the Environmental Indemnity Agreement are additional security and benefit to the Agent and the Lenders and are not in lieu of and do not in any way diminish the Guaranty Obligations of the Guarantor hereunder. The Guarantor shall be fully liable to the Agent and the Lenders hereunder whether or not the Agent or any Lender has or shall obtain any other or further guaranties, security or agreements, and irrespective of whether the Payment Guaranty, the Operating Deficit Guaranty or the Environmental Indemnity Agreement or other or further guaranties, security or agreements are effective or enforceable or are released in whole or in part, voluntarily or involuntarily or by operation of law or otherwise. Neither the Agent nor any Lender shall have any obligation to pursue or attempt to pursue any remedies under the Payment Guaranty, the Operating Deficit Guaranty, or the Environmental Indemnity Agreement or any other or further guaranties, security or agreement and may enforce all rights and obligations hereunder, irrespective of the existence or nonexistence of other or further guaranties, security or agreements.

         19. Governing Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES AND OTHER PERSONS BENEFITTED HEREUNDER SHALL BE CONSTRUED, ENFORCED, AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN AND PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         20. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and upon its respective successors and assigns and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns.

         21. Time of the Essence. Time shall be of the essence with regard to the performance by Guarantor of its obligations under this Guaranty.

         22. Termination of Guaranty. This Guaranty shall expire when all of the Guaranty Obligations shall have been satisfied and all statutory mechanics' lien filing periods have expired and no notices of lien have been filed that remain unreleased or have not been bonded off in a manner satisfactory to Agent.

         23. Singular and Plural. As used in this Guaranty, the singular shall include the plural as the context requires.

         24. Waiver of Trial by Jury. THE GUARANTOR, AND THE AGENT AND THE LENDERS BY THEIR ACCEPTANCE OF THE BENEFITS HEREOF, EACH HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BETWEEN OR AMONG ANY OF THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY CONNECTED TO THE LOAN, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS.

         25. Transfer of Property, Mergers, etc. The Guarantor hereby covenants and agrees, that until this Guaranty is terminated in accordance with its terms, (a) the Guarantor shall not, without the Agent's prior written consent, directly or indirectly, convey, transfer or assign any property or asset of any nature, whether real property, personal property or mixed, tangible or intangible or any interest therein, for less than fair market value, if the same would cause a reduction in Guarantor's net worth below $70,000,000 or a reduction in Guarantor's minimum liquidity in the form of Liquid Assets below $5,000,000, and (b) the Guarantor shall not merge or consolidate with, or sell, assign, lease or otherwise dispose of all or substantially all of its assets to, any other person; provided, that the Guarantor may consolidate with another person, or merge with and into another person, or permit another person to merge with and into the Guarantor, if the transaction complies with the requirements of Section 4.2(m) of the Building Loan Agreement and the following requirements are satisfied:

         (i)    the Agent shall have been  provided by the  Guarantor  with such
                information   concerning  such  transaction  as  the  Agent  may
                request;

         (ii) no Event of Default hereunder or under the Loan Agreement, or event which with notice and lapse of time would become such an Event of Default, shall have occurred and be continuing;

         (iii) the effectiveness and priority of the liens and security interests created pursuant to the Loan Documents are not impaired by reason of any such transaction; and

         (iv) the resulting or surviving person (if other than the Guarantor) shall be a corporation, partnership or limited liability company, duly organized under the laws of the United States, any State thereof, or the District of Columbia, and shall assume, pursuant to a written instrument or instruments, satisfactory in form and substance to the Agent, all of the obligations of the Guarantor under this Guaranty and each other Loan Document to which the Guarantor is a party.

         26. Severability. If any term or provision of this Guaranty or any application thereof shall be held to be invalid, illegal or unenforceable, the remainder of this Guaranty and any other application of such term or provision shall not be affected thereby.

         27. The Agent to Act on Behalf of Lenders, etc. The Lenders and the Agent and their respective successors and assigns are beneficiaries of this Guaranty, but any legal proceedings or other enforcement actions on behalf of any Lender against the Guarantor with respect to this Guaranty shall be undertaken and maintained by the Agent, acting on behalf and for the ratable benefit of the Agent and the Lenders, with the proceeds of any such proceedings or enforcement actions to be applied as provided in the Loan Documents.

         28. Headings. The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned as of the date first above written.


                                   BROOKDALE LIVING COMMUNITIES, INC.


                                   By:  /s/ Mark J. Schulte
                                        ----------------------------------
                                   Name:     Mark J. Schulte
                                   Title:    President and CEO

State of ILLINOIS    )
                     )  SS.:
County of COOK       )


On the 24th day of August, in the year 1999 before me, the undersigned, a notary public of the State of Illinois, personally appeared Mark J. Schulte, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the County of Cook, State of Illinois.


NOTARY SEAL


                                           /s/ Donna Jean Elrod
                                        --------------------------
                                        Notary Public (affix seal)

                                    EXHIBIT A

                                LEGAL DESCRIPTION


All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the intersection of the southerly line of Chambers Street and the westerly line of North End Avenue;

THENCE  southerly  along the  westerly  line of North End Avenue,  a distance of
196.00 feet to a point on the northerly line of Warren Street;

THENCE westerly along said northerly line of Warren Street, a distance of 100.00 feet to the division line between Parcel 20C on the west and Parcel 20B on the east;

THENCE northerly along said division line at right angles to the preceding course, a distance of 196.00 feet to the southerly line of Chambers Street;

THENCE  easterly  along said southerly  line of Chambers  Street,  a distance of
100.00 feet to the point of BEGINNING.

Schedule 1
----------


1. Complaint filed in the Supreme Court of the State of New York, Kings County, on July 23, 1999, having Index # 25973/99, by John Oliver and Stephanie Oliver, as plaintiffs, against Brookdale Living Community, HRH Construction Corp. and Maxim Construction Corp., as defendants, claiming damages in the amount of $6,000,000, resulting from injuries allegedly sustained by John Oliver while working on the construction of the Project.

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